UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2007
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas	77019
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Officer Compensation
     On November 13, 2007, after a review of current salary levels and certain other compensation data, the Compensation Committee (the “Committee”) of the Board of Directors of Copano Energy, L.L.C. (the “Company”) approved salary increases for named executive officers to the levels set forth below, to be effective January 1, 2008:

Name	New Salary
John R. Eckel, Jr. — Chairman of the Board and Chief Executive Officer	$430,000
R. Bruce Northcutt — President and Chief Operating Officer	$305,000
John A. Raber — Executive Vice President	$295,000
Matthew J. Assiff — Senior Vice President and Chief Financial Officer	$255,000
Ronald W. Bopp — Senior Vice President, Corporate Development	$244,000
     Director Compensation
     On November 15, 2007, and upon recommendation of the Committee, the Board approved a modification to the equity component of the Company’s independent director compensation program to reflect the two-for-one split of all of the Company’s outstanding common units, which was effective March 30, 2007 (the “Revision to Director Compensation”). The Revision to Director Compensation is effective November 15, 2007.
     The foregoing description of the Revision to Director Compensation does not purport to be complete and is qualified in its entirety by reference to the summary of independent director compensation, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
Not applicable.
(b) Pro forma financial information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.
(d) Exhibits.
*10.1 Independent Director Compensation

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
Date: November 19, 2007	By:	/s/ Douglas L. Lawing
		Name:	Douglas L. Lawing
Title: Senior Vice President and General Counsel

EXHIBIT INDEX
*10.1 Independent Director Compensation

*	Filed herewith